Exhibit 4.05

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE CO., HAS AN INTEREST HEREIN.

REPAYMENT OF THE NOTES IS NOT PROTECTED BY ANY FEDERAL AGENCY OR THE SECURITIES INVESTOR PROTECTION CORPORATION

NO. R-	$____________

CUSIP NO. 524908WH9

ISIN NO. US524908WH98

LEHMAN BROTHERS HOLDINGS INC.

FIXED AND FLOATING RATE SUBORDINATED NOTE DUE 2032

Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the office or agency of the Company in the Borough of Manhattan, the City of New York, the principal sum of _________________ DOLLARS on May 3, 2032, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency, in like coin or currency, from and including May 1, 2007 to but excluding May 3, 2027 at the rate per annum of 6.00%, and from and including May 3, 2027 to but excluding May 3, 2032 at the rate of 3-month LIBOR (Reuters Screen LIBOR01 Page) plus 0.78% until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during the period in which such principal is overdue, compounded quarterly at the rate of 3-month LIBOR plus 0.78%, to the registered holder of this Note, until payment of said principal sum has been made or duly provided for.

“Interest Reset Date” means May 3, 2027 and each Floating Rate Interest Payment Date.

“Interest Determination Date” means two London banking days before each Interest Reset Date.

“Calculation Agent” means Lehman Brothers Inc., in its capacity as calculation agent.

With respect to an Interest Determination Date, LIBOR will be the offered rate for deposits in U.S. dollars for the 3-month period (commencing on the Interest Reset Date) which appears on the display designated as page “LIBOR01” on the Reuters Monitor Money Rates Service, or any successor service or page for the purpose of displaying London interbank offered rates of major banks (the “Reuters Screen LIBOR01 Page”), at approximately 11:00 A.M., London time, on such Interest Determination Date.

With respect to an Interest Determination Date on which no rate appears on the Reuters Screen LIBOR01 Page, as specified above, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the 3-month period (commencing on the Interest Reset Date) to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date in a principal amount that is representative of a single transaction in such market at such Interest Determination Date.  If two or more quotations are provided on such Interest Determination Date, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted on such Interest Determination Date by three leading European banks selected by the Calculation Agent after consultation with the Company for loans in U.S. dollars to leading European banks, for the 3-month period (commencing on the Interest Reset Date) of in a principal amount that is representative of a single transaction in such market at such time, provided, however, that if the European banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR as in effect on such Interest Determination Date.  If there was no LIBOR Rate in effect on such Interest Determination Date, the LIBOR Rate will be the initial interest rate. The applicable principal financial center will be New York City and the approximate time for which quotes for loans in U.S. dollars would be requested from New York City banks will be 3:00 p.m., New York City time.

The Stated Maturity of the Note shall be May 3, 2032. From May 1, 2007 to and including May 3, 2027, interest on this Note (computed as set forth herein) shall be payable semi-annually in arrears on May 3 and November 3 of each year (each a “Fixed Rate Interest Payment Date”), commencing November 3, 2007, from the Fixed Rate Interest Payment Date next preceding the date of this Note to which interest has been paid or duly provided for. From but excluding May 3, 2027 to and including the Stated Maturity of the Note, interest on this Note (computed as set forth herein) shall be payable quarterly in arrears on February 3, May 3, August 3 and November 3 of each year (each a “Floating Rate Interest Payment Date”), commencing August 3, 2027, from the Floating Rate Interest Payment Date next preceding the date of this Note to which interest has been paid or duly provided for. Interest on this Note shall be payable to the holder in whose name the Note is registered at the close of business on the applicable Record Date. The Record Date for any Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date for the Note will be the date, whether or not a Business Day, 15 calendar days immediately preceding the Interest Payment Date. Notwithstanding the foregoing, from May 1, 2007 to and including May 3, 2027, any Fixed Rate Interest Payment Date that would otherwise be a day that is not a Business Day shall instead be the next succeeding Business Day, no additional interest shall accrue as a result of such delayed payment, and interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, from but not including May 3, 2027 to and including the Stated Maturity of the Note, any Floating Rate Interest Payment Date other than the Stated Maturity of the Note that would otherwise be a day that is not a Business Day shall instead be the next succeeding Business Day, unless such next Business Day falls in the next calendar month in which case such payment shall be made on the immediately preceding day that is a Business Day, and interest shall accrue to the date that interest is actually paid, and interest on the Note shall be computed on the basis of a 360-day year and the actual number of days elapsed in each floating rate interest period. With respect to the period from but excluding May 3, 2027 to and including the Stated Maturity of the Note, Business Day shall also be a London Business Day. A “London Business Day” means any day that is not a Saturday or Sunday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

LEHMAN BROTHERS HOLDINGS INC.

FIXED AND FLOATING RATE SUBORDINATED NOTE, DUE 2032

This Note is one of a duly authorized series of Securities of the Company designated as the Fixed and Floating Rate Subordinated Notes Due 2032 of the Company (herein called the “Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $750,000,000.  The Notes are one of an indefinite number of series of debt securities of the Company (herein collectively called the “Securities”), issued or issuable under and pursuant to an indenture, dated as of February 1, 1996, as amended and supplemented from time to time and as amended and supplemented with respect to the Notes herein by the Tenth Supplemental Indenture dated as of May 1, 2007 between the Company and the Trustee (as so amended and supplemented, the “Indenture”), between the Company and The Bank of New York, successor trustee to JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, as defined in the Indenture, and may otherwise vary as provided in the Indenture.

Payment of the principal of and interest on this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt, as defined in the Indenture and this Note is issued subject to the provisions of the Indenture with respect thereto.  In addition, upon the dissolution, winding-up, liquidation or reorganization of the Company, this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Other Financial Obligations, as defined in the Indenture. Each registered holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.  Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

As provided in the Indenture and subject to certain limitations therein set forth, the Company may at its option redeem the Notes in whole or in part on the Redemption Date.

As provided in the Indenture and subject to certain limitations therein set forth, the Company will pay to a Holder who is a United States Alien such Additional Amounts as may be necessary so that every net payment of principal of and interest on the Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any taxing authority thereof or therein, will not be less than the amount provided for in the Notes to be then due and payable.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes may be redeemed at the option of the Company in whole if the Company determines that as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any proposed change in such laws, treaties or regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties or regulations or filings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date specified in such Note except for proposals before the Congress before such date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay any Additional Amounts referred to in the foregoing paragraph pursuant to the Indenture on the Note or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, or amend the Indenture to modify its provisions relating to the subordination of each Security in a manner adverse to the holder thereof, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium, if any, on any of the Securities of such series.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

As provided in the Indenture and subject to certain limitations therein set forth, in case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the place, at the time and in the coin or currency herein prescribed.

The Company may omit to comply with any term, provision or condition set forth in Section 801 of the Indenture, and any such omission with respect to such Section shall not be an Event of Default, in each case with respect to the Notes, provided that the conditions of Section 1009 of the Indenture have been satisfied.

The covenant set forth in Section 1005 of the Indenture shall not apply to the Notes.

Notwithstanding the provisions of Section 401(a)(B) of the Indenture, the Company may satisfy and discharge the entire indebtedness on all the Notes as provided therein only when the Notes are by their terms due and payable within one year.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.  All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000.  At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Notes may be exchanged for an equal aggregate principal amount of Notes of like tenor and of other authorized denominations.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No recourse for the payment of the principal of or the interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All items used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common
TEN ENT —	as tenants by their entireties
JT TEN —	as joint tenants with right of survivorship and
not as tenants in common

UNIF GIFT MIN ACT —	Custodian	under Uniform Gifts to
(Cust)	(Minor)

Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of Assignee)

(Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

_____________ to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:_____________

Signature:_______________________________________

NOTICE: The signature to this assignment must correspond
                                                with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: _____________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.